Exhibit 3.23

CERTIFICATE OF CONVERSION

OF

COAST MARKETING GROUP, INC.

INTO

COAST MARKETING GROUP, LLC

Pursuant to Section 18-214 of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended (the “Act”), Coast Marketing Group, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), elects to be converted into a Delaware limited liability company governed by the Act.

Accordingly, the undersigned certifies as follows:

1.                                       The Corporation was incorporated on March 15, 1999 in the State of Delaware.

2.                                       The name of the Corporation immediately prior to filing this Certificate of Conversion is Coast Marketing Group, Inc.

3.                                       The name of the limited liability company as set forth in the Certificate of Formation is Coast Marketing Group, LLC.

4.                                       The conversion provided for herein shall become effective on the date on which this Certificate of Conversion has been accepted for filing by the Office of the Secretary of State of the State of Delaware.

5.                                       The conversion provided for herein has been approved by the Board of Directors and the sole stockholder of the Corporation pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion this 2nd day of March, 2011.

COAST MARKETING GROUP, INC.

By:	/s/ Thomas F. Wolfe
	Name:	Thomas F. Wolfe
	Its:	Chief Financial Officer

CERTIFICATE OF FORMATION

OF

COAST MARKETING GROUP, LLC

ARTICLE I

Name

The name of the limited liability company is Coast Marketing Group, LLC.

ARTICLE II

Registered Office and Registered Agent

The address of the registered office of the limited liability company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.  The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 2nd day of March, 2011.

/s/ Bruce J. Parker
Bruce J. Parker, Organizer